EXHIBIT 99

Transit Group, Inc.
Notification For Listing of Additional Shares
Transaction Summary Report

                                            ORIGINAL   ADJUST  ADJUSTED            FEE
             TRANSACTION TYPE                SHARES    FACTOR   SHARES     FEE     PAID                    NOTES
-------------------------------------       ---------  ------  ---------  ------   -----  ------------------------------------
Approved shares at January 16, 1996         5,897,979  1.0000  5,897,979

Shares issued in private placement          3,387,187  1.0000  3,387,187   7,500   7,500
 May 2, 1997

Shares issued upon conversion of            4,323,922  1.0000  4,323,922   7,500   7,500
 preferred stock

Shares issued in acquisition of Carolina    1,733,000  1.0000  1,733,000   7,500   7,500
 Pacific Distributors, Inc.

Shares issued in acquisition of Capitol       641,283  1.0000    641,283   6,413   6,413
 Warehouse, Inc.

Shares issued in acquisition of Service       903,226  1.0000    903,226   7,500   7,500
 Express, Inc.

Shares to be issued in acquisition of       4,166,667  1.0000  4,166,667   7,500   7,500
 Carroll Fulmer Group, Inc.

Stock to be issued for brokerage fees          79,524  1.0000     79,524       -       -

                                                                          ------  ------
                                                                          43,913  43,913
                                                                          ======  ======

Transit Group, Inc.
Proforma Consolidated Statement of Stockholder's Equity
June 30, 1997

                                              COMMON      COMMON    ADDITIONAL                      TOTAL
                                              SHARES       STOCK      PAID-IN                   STOCKHOLDERS'
                                            OUTSTANDING  PAR VALUE    CAPITAL       DEFICIT     EQUITY DEFICIT
                                            -----------  ---------  -----------  ------------   --------------
Stockholders' Equity at June 30, 1997
 (unaudited)                                 11,494,780   $114,948  $27,688,307  $(33,639,010)     $(5,835,755)

Subsequent events:
   Common shares issued upon acquisition
    of:

      Carolina Pacific Distributors, Inc.     1,733,000     17,330   11,905,710                     11,923,040

      Service Express, Inc.                     903,226      9,032    6,087,743                      6,096,775

      Capitol Warehouse, Inc.                   641,283      6,413    4,322,247                      4,328,660
                                            -----------  ---------  -----------  ------------   --------------
Pro-Forma Stockholders' Equity               14,772,289   $147,723  $50,004,007  $(33,639,010)     $16,512,720
                                            ===========  =========  ===========  ============   ==============